Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-225155) of Rafael Holdings, Inc. of our report dated October 29, 2020 related to our audits of the consolidated financial statements of Rafael Holdings, Inc. as of July 31, 2020 and 2019 and for the years then ended, included in this Annual Report on Form 10-K of Rafael Holdings, Inc. for the year ended July 31, 2020.

/s/ CohnReznick LLP Roseland, New Jersey October 29, 2020